18f-3 Plan – CFVST II

AMENDED AND RESTATED

RULE 18f-3 MULTI-CLASS PLAN

I.	Introduction.

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), this Rule 18f-3 Multi-Class Plan (“Plan”) sets forth the methods for allocating fees and expenses among the classes of shares (“Shares”) in the investment portfolios (the “Funds”) of Columbia Funds Variable Series Trust II (the “Trust”). Among other things, this Plan identifies expenses that may be allocated to a particular class of Shares to the extent that they are actually incurred in a different amount by the class or relate to a different kind or degree of services provided to the class. In addition, this Plan sets forth the maximum distribution fees, maximum shareholder servicing fees, maximum shareholder administration fees, conversion features, exchange privileges, other shareholder services and transfer agency fees, if any, applicable or allocated to each class of Shares of the Trust.

The Trust is an open-end series investment company registered under the 1940 Act, the Shares of which are registered on Form N-1A under the Securities Act of 1933. The Trust offers multiple classes of Shares in its Funds pursuant to the provisions of Rule 18f-3 and this Plan.

Each Fund and the classes of Shares representing interests in the Fund it issues are set forth in Schedule A hereto. Schedule A shall be updated by officers of the Trust from time to time as necessary to reflect the current classes and Funds offered by the Trust.

II.	Allocation of Expenses.

1.       Except as otherwise set forth herein or as may from time to time be specifically approved by board of trustees of the Registrant (the Trustees), all expenses of each Fund shall be allocated proportionately among the classes of such Fund pro rata based on the relative net assets of each class. Pursuant to Rule 18f-3, the Trust shall allocate to each class of Shares in a Fund any fees and expenses incurred by the Trust in connection with the distribution and/or the provision of shareholder services to holders of such class of Shares under any distribution plan, shareholder servicing plan and/or plan administration agreement (a “Distribution/Shareholder Servicing Plan”).

2.       In addition, pursuant to Rule 18f-3, the Trust may allocate to a particular class of Shares the following fees and expenses, if any, but only to the extent they relate to (as defined below) the particular class of Shares:

(i)	transfer agency fees and expenses identified by the Registrant’s transfer agent or officers as being fees and expenses that relate to such class of Shares;

(ii)

printing and postage expenses of preparing and distributing materials such as shareholder reports, prospectuses, reports and proxies to current shareholders of such class of Shares or to regulatory agencies that relate to such class of Shares;

(iii)	blue sky registration or qualification fees that relate to such class of Shares;

(iv)	Securities and Exchange Commission registration fees that relate to such class of Shares;

(v)

expenses of administrative personnel and services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values and determining or paying distributions) as required to support the shareholders of such class of Shares;

(vi)	litigation or other legal expenses that relate to such class of Shares;

(vii)	fees of the Trustees of the Trust incurred as a result of issues that relate to such class of Shares;

(viii)	independent accountants’ fees that relate to such class of Shares; and

(ix)	any other fees and expenses that relate to such class of Shares.

Notwithstanding the foregoing, the Trust may not allocate advisory or custodial fees or other expenses related to the management of a Fund’s assets to a particular class, except that the Trust may cause a class to pay a different advisory fee to the extent that any difference in amount paid is the result of the application of the same performance fee provisions, if any, in the advisory contract of the Fund to the different investment performance of each class.

3.       For all purposes under this Plan, fees and expenses “that relate to” a class of Shares are those fees and expenses that are actually incurred in a different amount by the class or that relate to a different kind or degree of services provided to the class. The officers of the Trust shall have the authority to determine, to the extent permitted by applicable law or regulation and/or U.S. Securities and Exchange Commission guidance, whether any or all of the fees and expenses described in paragraph 2 above should be allocated to a particular class of Shares. The Treasurer, any Deputy or Assistant Treasurer, or another appropriate officer of the Trust shall periodically or as frequently as requested by the Board report to independent Trustees regarding any such allocations.

4.       For all purposes under this Plan, “Daily Dividend Fund” means any Fund that has a policy of declaring distributions of net investment income daily, including any money market fund that determines net asset value using the amortized cost method permitted by Rule 2a-7 under the 1940 Act.

5.       Income and any expenses of Daily Dividend Funds that are not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net assets of that class in relation to the net assets of the Fund, excluding the value of subscriptions receivable (the “Settled Shares Method”).

Realized and unrealized capital gains and losses of Daily Dividend Funds that are not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net assets of that class in relation to the net assets of the Fund (the “Relative Net Assets Method”).

6.       Income, realized and unrealized capital gains and losses, and any expenses of Funds that are not Daily Dividend Funds that are not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the Relative Net Assets Method.

7.       Pursuant to the shareholder service agreement, each Share class is subject to service fee up to fee set forth in the agreement. There is no transfer agency service fees for Columbia Variable Portfolio – Core Equity Fund.

8.       Pursuant to the shareholder service agreement, each Share class is subject to service fee up to fee set forth in the agreement.

9.       In certain cases, a Fund service provider may waive or reimburse all or a portion of the expenses of a specific class of Shares of the Fund. The applicable service provider shall report to the Board of Trustees regarding any such waivers or reimbursements, including why they are consistent with the fair and equitable treatment of shareholders of all classes.

III.	Class Arrangements.

The following summarizes the maximum initial sales charges, contingent deferred sales charges, maximum distribution fees, maximum shareholder servicing fees, maximum plan administration and/or shareholder administration fees, if any, conversion features, exchange privileges and other shareholder service fees, if any, applicable or allocated to each class of Shares of the Trust. Additional details regarding such fees and services are set forth in the relevant Fund’s (or Funds’) current prospectus(es) and statement of additional information.

1.	Class 1 Shares

A.	Maximum Initial Sales Charge: None

B.	Maximum Contingent Deferred Sales Charge: None

C.	Maximum Distribution/Shareholder Servicing Fees: None

D.

Conversion Features/Exchange Privileges: Class 1 Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

E.

Other Shareholder Services: Class 1 Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

2.	Class 2 Shares

A.	Initial Sales Charge: None

B.	Maximum Contingent Deferred Sales Charge: None

C.

Maximum Distribution/Shareholder Servicing Fees: Class 2 Shares may pay distribution and service fees pursuant to a Distribution/Shareholder Servicing Plan as described in the prospectuses as from time to time in effect. Such distribution fees may be in amounts up to 0.25% per annum of the average daily net assets attributable to such class.

D.

Conversion Features/Exchange Privileges: Class 2 Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

E.

Other Shareholder Services: Class 2 Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

3.	Class 3 Shares

A.	Initial Sales Charge: None

B.	Maximum Contingent Deferred Sales Charge: None

C.

Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class 3 Shares of each Fund may pay distribution fees of up to 0.125% of the average daily net assets of such Shares.

D.

Conversion Features/Exchange Privileges: Class 3 Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

E.

Other Shareholder Services: Class 3 Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

4.	Class 4 Shares

A.	Initial Sales Charge: None

B.	Maximum Contingent Deferred Sales Charge: None

C.

Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class 4 Shares of each Fund may pay distribution fees of up to 0.25% of the average daily net assets of such Shares.

D.

Conversion Features/Exchange Privileges: Class 4 Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

E.

Other Shareholder Services: Class 4 Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

IV.	Board Review.

The Board of Trustees of the Trust shall review this Plan, including the application of the Relative Net Assets Method and the Settled Shares Method to the Funds, as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or Fund expenses), is in the best interests of each class of Shares of the Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Board of Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted:	September 7, 2010
Amended and Restated:	April 17, 2013
Amended and Restated	April 11, 2014
Amended and Restated	May 1, 2015
Amended and Restated	May 1, 2016
Amended and Restated	May 1, 2017
Amended and Restated	July 1, 2017
Amended and Restated	November 15, 2017
Amended and Restated	May 1, 2018
Amended and Restated	September 14, 2018

Schedule A

Effective December 4, 2018

Funds and Authorized Classes of Shares

The Funds are authorized to issue those classes of Shares representing interests in the Funds as indicated in the following table:

FUNDS WITH CLASSES 1, 2, 3 AND 4

Funds	Classes
	Class 1	Class 2	Class 3	Class 4
Columbia Funds Variable Series Trust II
Columbia Variable Portfolio – Balanced Fund	Class 1	Class 2	Class 3	--
Columbia Variable Portfolio – Government Money Market Fund	Class 1	Class 2	Class 3	--
Columbia Variable Portfolio – Commodity Strategy Fund	Class 1	Class 2	--	--
Columbia Variable Portfolio – Disciplined Core Fund	Class 1	Class 2	Class 3	--
Columbia Variable Portfolio – Dividend Opportunity Fund	Class 1	Class 2	Class 3	--
Columbia Variable Portfolio – Emerging Markets Bond Fund	Class 1	Class 2	--	--
Columbia Variable Portfolio – Emerging Markets Fund	Class 1	Class 2	Class 3	--
Columbia Variable Portfolio – Global Bond Fund	Class 1	Class 2	Class 3	--
Columbia Variable Portfolio – High Yield Bond Fund	Class 1	Class 2	Class 3	--
Columbia Variable Portfolio – Income Opportunities Fund	Class 1	Class 2	Class 3	--
Columbia Variable Portfolio – Intermediate Bond Fund	Class 1	Class 2	Class 3	--
Columbia Variable Portfolio – Large Cap Growth Fund	Class 1	Class 2	Class 3	--
Columbia Variable Portfolio – Large Cap Index Fund	Class 1	Class 2	Class 3	--
Columbia Variable Portfolio – Limited Duration Credit Fund	Class 1	Class 2	--	--
Columbia Variable Portfolio – Mid Cap Growth Fund	Class 1	Class 2	Class 3	--
Columbia Variable Portfolio – Mid Cap Value Fund	Class 1	Class 2	Class 3	--
Columbia Variable Portfolio – Overseas Core Fund	Class 1	Class 2	Class 3	--
Columbia Variable Portfolio – Select Large Cap Equity Fund	Class 1	Class 2	--	--
Columbia Variable Portfolio – Select Large-Cap Value Fund	Class 1	Class 2	Class 3	--
Columbia Variable Portfolio – Select Smaller-Cap Value Fund	Class 1	Class 2	Class 3	--
Columbia Variable Portfolio - Seligman Global Technology Fund	Class 1	Class 2	--	--
Columbia Variable Portfolio – U.S. Equities Fund	Class 1	Class 2	--	--
Columbia Variable Portfolio – U.S. Government Mortgage Fund	Class 1	Class 2	Class 3	--
CTIVPSM – American Century Diversified Bond Fund	Class 1	Class 2	--	--
CTIVPSM – AQR International Core Equity Fund	Class 1	Class 2	--	--

A-1

Funds	Classes
	Class 1	Class 2	Class 3	Class 4
CTIVPSM – BlackRock Global Inflation-Protected Securities Fund	Class 1	Class 2	Class 3	--
CTIVPSM – CenterSquare Real Estate Fund	Class 1	Class 2	--
CTIVPSM – DFA International Value Fund	Class 1	Class 2	--	--
CTIVPSM – Loomis Sayles Growth Fund	Class 1	Class 2	--	--
CTIVPSM – Los Angeles Capital Large Cap Growth Fund	Class 1	Class 2	--	--
CTIVPSM – MFS® Value Fund	Class 1	Class 2	--	--
CTIVPSM – MFS® Blended Research® Core Equity Fund	Class 1	Class 2	Class 3	--
CTIVPSM – Morgan Stanley Advantage Fund	Class 1	Class 2	--	--
CTIVPSM – Oppenheimer International Growth Fund	Class 1	Class 2	--	--
CTIVPSM – TCW Core Plus Bond Fund	Class 1	Class 2	--	--
CTIVPSM – T. Rowe Price Large Cap Value Fund	Class 1	Class 2	--	--
CTIVPSM – Victory Sycamore Establish Value Fund	Class 1	Class 2	Class 3	--
CTIVPSM – Wells Fargo Short Duration Government Fund	Class 1	Class 2	--	--
CTIVPSM – Westfield Mid Cap Growth Fund	Class 1	Class 2	--	--
Variable Portfolio – Aggressive Portfolio	Class 1	Class 2	--	Class 4
Variable Portfolio – Columbia Wanger International Equities Fund	Class 1	Class 2	--	--
Variable Portfolio – Conservative Portfolio	Class 1	Class 2	--	Class 4
Variable Portfolio – Managed Volatility Moderate Growth Fund	Class 1	Class 2	--	--
Variable Portfolio – Moderate Portfolio	Class 1	Class 2	--	Class 4
Variable Portfolio – Moderately Aggressive Portfolio	Class 1	Class 2	--	Class 4
Variable Portfolio – Moderately Conservative Portfolio	Class 1	Class 2	--	Class 4
Variable Portfolio – Partners Core Bond Fund	Class 1	Class 2	--
Variable Portfolio – Partners Small Cap Growth Fund	Class 1	Class 2	--	--
Variable Portfolio – Partners Small Cap Value Fund	Class 1	Class 2	Class 3	--